______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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TABLE OF CONTENTS

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Limited Partner Interest Purchase and Sale Agreement

On October 16, 2007, GeoResources, Inc. (the “Registrant”), through its subsidiary AROC Oil & Gas, L.L.C. (“AROC”), entered into a Limited Partner Interest Purchase and Sale Agreement (the “Purchase Agreement”) with an unaffiliated company, TIFD III-X LLC (“TIFD”) for the acquisition (the “Acquisition”) of 98% of AROC Energy, LP (the “Limited Partnership”).

Prior to the execution of the Purchase Agreement, TIFD owned 98% (the “Interest”) of the Limited Partnership and the Registant, through a wholly owned subsidiary, was the general partner of the Limited Partnership, owning 2% of the Limited Partnership.  The Acquisition includes oil and gas properties located in Louisiana, the Gulf Coast, South Texas, the Permian Basin and the Black Warrior Basin.

Under the Purchase Agreement, the Registrant purchased the Interest from TIFD for a cash purchase price of $91,100,000 (the “Purchase Price”) and paid $12,952,000 to cancel the Limited Partnership’s oil and gas hedge contracts.  These costs were funded with cash of $8,052,000 and borrowings of $96.0 million under an Amended and Restated Credit Agreement described below.  The purchase and sale of the Interest was effective on the date of closing of the Purchase Agreement, October 16, 2007 and resulted in the Registrant’s total ownership percentage in the Limited Partnership to be 100%.  The Registrant intends to dissolve the Limited Partnership as soon as practicable.

The Purchase Agreement  also contains mutual indemnification provisions.

Amended and Restated Credit Agreement

On October 16, 2007, the Registrant, as borrower, entered into an Amended and Restated Credit Agreement (the “Amendment”) with Wachovia Bank, National Association (“Wachovia”), as Administrative Agent, Issuing Bank, Sole Lead Arranger and Sole Bookrunner (the “Lender”).

Pursuant to the Amendment, the Registrant secured an Amended and Restated Senior Secured Revolving Credit Facility (the “Amended Credit Facility”), which is available to provide financing to the Registrant of up to $200.0 million.

The initial borrowing base of the Amended Credit Facility is $110.0 million, and is subject to redetermination on June 1 and December 1 of each year.  The amounts borrowed under the Amendment bear interest at either (a) the London Interbank Offered Rate (“LIBOR”) plus 1.50% to 2.25% or (b) the prime lending rate of Wachovia plus .5% to 1.25%, depending on the amount borrowed under the Amended Credit Facility.  Principal amounts outstanding under the Amended Credit Facility are due and payable in full at maturity, October 16, 2010.

Additional payments due under the Amended Credit Facility, include paying a commitment fee to the Lender in respect of the unutilized commitments thereunder.  The commitment rate is 0.375% to 0.50% per year depending on the amount of borrowing base utilization.  The Registrant is also required to pay customary letter of credit fees.

All of the obligations under the Amended Credit Facility, and the guarantees of those obligations, are secured by substantially all of the Registrant’s assets.

The Amended Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Registrant’s ability to incur additional indebtedness, create liens on assets, make investments, enter into sale and leaseback transactions, pay dividends and distributions or repurchase its capital stock, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable and engage in certain transactions with affiliates.

In addition, the Amended Credit Facility requires the Registrant to maintain the following financial covenants: a current ratio of not less than 1.0 to 1.0, a funded debt to EBITDA ratio of not greater than 4.0 to 1.0 and an interest coverage ratio, which is the ratio of the EBITDA for the four most recently completed quarters ending on such date compared to the cash interest payments made for such fiscal quarters, of not less than 3.0 to 1.0.  The Amended Credit Facility contains customary affirmative covenants and defines events of default for facilities of this type, including failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment default, a change of control and if Frank A. Lodzinski ceases to serve as President and Chief Executive Officer of the Registrant and Wachovia does not approve of Mr. Lodzinski’s successor.  Upon the occurrence and continuance of an event of default, the Lenders have the right to accelerate repayment of the loans and exercise their remedies with respect to the collateral.

Scott R. Stevens, a director of the Registrant, is a Principal of Wachovia Capital Partners, which is the principal investing arm of Wachovia Corporation and, which owns 1,888,560 shares of the Registrant’s outstanding common stock.  Mr. Stevens disclaims beneficial ownership of any of these shares.  Wachovia Bank, National Association is a subsidiary of Wachovia Corporation.

Hedge Agreements

Pursuant to Amended Credit Agreement, the Registrant entered into hedging agreements with Wachovia Bank dated October 17, 2007.  The following hedges were entered into:

Year	Oil Volume, BOPM	Oil Swap, $/bbl	Gas Volume, MCFPM	Gas Floor, $/mmbtu	Gas Cap, $/mmbtu
2008	26,167	$80.19	136,420	$7.00	$9.80
2009	30,667	$76.00	22,960	$7. 00	$10.75
2010	26,833	$74.71	107,250	$7. 00	$9.90
2011	23,500	$74.37	89,920	$7. 00	$9.20

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

A description of the Acquisition is contained in, or incorporated by reference to Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

A description of the Amendment is contained in, or incorporated by reference to Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On October 17, 2007, the Registrant issued a press release announcing, among other things, that the Registrant had entered into the Limited Partner Interest Purchase and Sale Agreement and Amended and Restated Credit Agreement as described above.  This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 2.02 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of businesses acquired:

The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K with the period permitted by Item 9(a)(4) of Form 8-K.

(b)           Pro Forma financial information:

The pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(c)           Shell company transactions.

Not applicable
(d)          Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by GeoResources, Inc. on October 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

/s/ Frank A. Lodzinski

By: Frank A. Lodzinski, President

Date: October 22, 2007

EXHIBIT 99.1

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net

FOR IMMEDIATE RELEASE

GeoResources, Inc. Doubles Reserves and Production Base

Houston, Texas - October 18, 2007 – GeoResources, Inc., (Nasdaq:GEOI), today announced that it has acquired all of the limited partner interest in an affiliated partnership, from an undisclosed financial institution, for $91.1 million.  This acquisition effectively doubles the reserves and production base of the Company and includes oil and gas properties located in Louisiana, the Gulf Coast, South Texas, the Permian Basin and the Black Warrior Basin. As of October 1, 2007, the acquired proved reserves are estimated, by the Company, at 16.3 Bcf and 4.9 MMBLS or 7.6 MMBOE and current production from the properties is 5,194 Mcfd and 1,096 BOPD or 1,962 BOEPD.  The Company was the general partner of the affiliated partnership and operator of a majority of the properties, and accordingly, no additional staffing is required to operate the properties.  The Company intends to dissolve the partnership in the normal course of business.  In addition, the Company expects to divest certain existing and acquired non-core properties.

In connection with the transaction, the Company paid approximately $12.95 million to unwind certain commodity price hedges and, in addition, the Company assumed certain natural gas hedges with an estimated current unwind cost of approximately $4.8 million. The majority of those hedges apply to 2009 and the Company will consider replacing those hedges.  Further, in order to attract its financing and maintain predictable cash flows, the Company entered into new commodity price hedges, for four years commencing January 1, 2008, for approximately 77% of projected production, from currently producing reserves excluding expected divestitures.   The Company entered into fixed price swaps for oil and costless collars for natural gas as follows:

Year	Oil Swap, $/bbl	Gas Floor, $/mmbtu	Gas Cap, $/mmbtu
2008	$80.19	$7.00	$9.80
2009	$76.00	$7.00	$10.75
2010	$74.71	$7.00	$9.90
2011	$74.37	$7.00	$9.20

The net cost of the oil & gas reserves acquired was approximately $97.4 million and was funded with cash and borrowings of $96.0 million from an amendment and restatement of the Company’s Senior Secured Revolving Credit Facility (“Facility”), which was underwritten by Wachovia Capital Markets, LLC, as sole lead arranger and sole book runner.  The increased $200 million Facility, has an initial available borrowing base of $110 million.

Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “This acquisition is immediately accretive and doubles the size of the Company in terms of reserves, production, revenues and cash flow. Importantly, it can be operated without additional staffing.  Further, the acquisition has been financed entirely with reasonable levels of senior secured debt under our increased Facility, at favorable interest rates.  We have also entered into commodity price hedges to take advantage of high oil prices and to negotiate favorable financing terms. We expect to sell or trade certain properties to reduce debt, streamline operations and to focus our personnel on the upside in our portfolio and generate additional opportunities for growth.”

“Fiscal 2007 has been truly a transitional and defining year for the Company,” Lodzinski added.  “We closed a significant merger and two property acquisitions, expanded our drilling inventory and implemented our drilling and development programs - actions consistent with our business strategy. Now, having built our reserve and cash flow foundation, we can turn our attention to our capital expenditure program and generation of additional drilling opportunities.  We will continue to search for accretive acquisitions and mergers.  We believe our diversified approach will allow the Company to continue to grow profitably.”

About GeoResources, Inc.

On April 17, 2007, the Company completed its mergers with Southern Bay Oil & Gas L.P. and Chandler Energy, LLC.  The management of Southern Bay and Chandler became the principal management of the combined entity.  Corporate headquarters are located in   Houston, Texas.  The Company conducts its exploration development and production operations through wholly owned subsidiaries.  Activities in the Southern Region are conducted through Southern Bay Energy, LLC, located in Houston, Texas and Northern Region operations are conducted through G3 Energy LLC, located in Denver, Colorado.  The Company also maintains a regional office in Williston, North Dakota.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2006, for meaningful cautionary language disclosure.